Exhibit 1.1

ACUSHNET HOLDINGS CORP.

8,332,311 Shares of Common Stock, par value $0.001 per share

Underwriting Agreement

[ • ], 2017

Morgan Stanley & Co. LLC

Nomura Securities International, Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, NY 10019-7316

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereof (the “Selling Stockholders”) of Acushnet Holdings Corp., a Delaware corporation (the “Company”), propose to sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), an aggregate of 8,332,311 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 833,231 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.”  The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company and the Selling Stockholders hereby confirm their agreement with respect to the sale of the Shares to the several Underwriters in accordance with the terms and conditions of this Agreement.

1.                                      Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-221461), including a prospectus, relating to the Shares. Such registration statement, at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the

“Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth in Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November [ • ], 2017 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [ • ] P.M., New York City time, on November [ • ], 2017.

2.                                      Purchase of the Shares by the Underwriters.   (a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Underwritten Shares of such Selling Stockholder to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Stockholders at a purchase price per share of $[ • ] (the “Purchase Price”) the number of Underwritten Shares (to be adjusted by the Underwriters in their sole discretion so as to eliminate any fractional Shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

In addition, each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell the Option Shares of such Selling Stockholder to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from each of the Selling Stockholders the Option Shares of such Selling Stockholder at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares (to be adjusted by the Underwriters in their sole discretion so as to eliminate any fractional Shares) determined by multiplying the aggregate number of Option Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder. No Option Shares shall be sold and delivered unless the Underwritten Shares previously have been, or simultaneously are, sold and delivered.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Underwriters to the Company and the Selling Stockholders (in each case, in accordance with Section 17(a) hereof). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least three business days prior to the Closing Date (as hereinafter defined) (if the Additional Closing Date (as hereinafter defined) is the same as the Closing Date) and at least three business days prior to the Additional Closing Date (if the Additional Closing Date is after the Closing Date) or as otherwise agreed among the Company, the Selling Stockholders and the Underwriters.

(b)                                 The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter; provided that such Underwriter will be responsible for any breach thereof by its affiliate and nothing herein shall release the Underwriters from any of their respective obligations or liabilities under this Agreement.

(c)                                  Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders, to the Underwriters, in the case of the Underwritten Shares, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 10:00 A.M., New York City time, on November [ • ], 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriters, the Company and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Underwriters in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriters for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Selling Stockholders.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct. The certificates, if Common Stock is in certificated form, for the Shares will be made available for inspection and packaging by the Underwriters at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)                                 The Company and each Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, the Underwriters are not advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated under this Agreement. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

3.                                      Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)                                 Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act.

(b)                                 Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) information relating to any Selling Stockholder furnished to the Company in writing by and on behalf of such Selling Stockholder expressly for use in the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information (as such term is defined in Section 4(f) hereof).

(c)                                  Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) information relating to any Selling Stockholder furnished to the Company in writing by and on behalf of such Selling Stockholder expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information.

(d)                                 Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof or (ii) information relating to any Selling Stockholder furnished to the Company in writing by and on behalf of such Selling Stockholder expressly for use in the Registration Statement and Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information.

(e)                                  Incorporated Documents. The documents or portions of documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g)                                  No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and equity-based awards under the equity-based compensation plans of the Company and its subsidiaries or other equity compensation arrangements, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), any material change in short-term debt or long-term debt of the Company or any of its subsidiaries (except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                 Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so organized or existing or qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(i)                                     Capitalization.  The Company on a consolidated basis has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary are owned, directly or indirectly, by the Company (except, in the case of any foreign subsidiary, for directors’ qualifying shares), free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including liens, encumbrances and restrictions imposed in connection with or permitted under the debt instruments described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Indebtedness” in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2016).

(j)                                    Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k)                                 Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(l)                                     Shares.  The Shares to be sold by the Selling Stockholders have been validly issued by the Company.

(m)                             No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by laws or similar organizational documents; (ii) in default, and to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator of governmental or regulatory authority having jurisdiction over the Company or any of its assets, except, in the case of clauses (ii) and (iii) above, for any such default or violation, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)                                 No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)                                 No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the New York Stock Exchange and under applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (ii) such consents, approvals, authorizations, orders, licenses, registrations or qualifications as shall have been obtained or made prior to the Closing Date or (iii) such consents, approvals, authorizations, orders, licenses, registrations or qualifications the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect (collectively, the “Consents”).

(p)                                 Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)                                 Independent Accountants.  PricewaterhouseCoopers LLP, who have audited certain consolidated financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)                                    Title to Real and Personal Property.  Except in each case as (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims, defects and imperfections of title except those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(s)                                   Title to Intellectual Property.  Except in each case as (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or have adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others.  Except in each case as (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how.

(t)                                    No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(u)                                 Investment Company Act.  The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)                                 Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except to the extent the failure to pay or file (as applicable) does not and would not reasonably be expected to have a Material Adverse Effect, and except for any taxes which the Company or any of its subsidiaries is contesting in good faith and with respect to which adequate reserves have been made; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any deficiencies which would not reasonably be expected to have a Material Adverse Effect.

(w)                               Licenses and Permits; Compliance with Laws. Except in each case as (i) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries (A) possess, and are operating in compliance in all material respects with, all licenses, certificates, permits and other authorizations, registrations, approvals and clearances issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, (B) none of the Company or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, (C) is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees and (D) has not received any communications from any federal, state, local or provincial governmental authorities having jurisdiction over the Company, its subsidiaries or any of their products or business operations asserting noncompliance with any such laws, regulations, orders or decrees applicable to the design, manufacture, assembly, storage, labeling, sale, marketing or transportation of the Company or its subsidiaries’ products.

(x)                                 No Labor Disputes.  (i) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and (ii) the Company is not aware of any existing or imminent labor disturbance by, or dispute with, it or any of its subsidiaries’ employees, except for each of clauses (i) and (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)                                 Compliance with and Liability under Environmental Laws.  (A) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign and U.S. federal, state and local laws, regulations, requirements, decisions and orders relating to pollution, protection of the Environment, and protection of human health and safety (as such is affected by exposure to Hazardous Materials including those relating to the Release or threat of Release of Hazardous Materials) (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and own and operate their properties; (iii) have not received notice of any actual or potential liability under, or actual or alleged violation of, any Environmental Law, including for investigation or remediation of any disposal or release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except in each case where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or violation, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and (B) except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there are no proceedings that are pending, or that are known by the Company to be threatened by a governmental entity, against the Company or any of its subsidiaries under Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed on it or its subsidiaries, and (ii) none of the Company and its subsidiaries has estimates of any material capital expenditures that it will incur to comply with any Environmental Laws. For purposes of this Agreement, “Environment” means ambient air, surface water, groundwater, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(z)                                  Compliance with ERISA. (i) The minimum funding standard under Sections 412 and 430 of the Internal Revenue Code of 1986, as amended (the “Code”) and Sections 302 and 303 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied with respect to each pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (each, a “Title IV Plan”) that has been established or maintained by the Company and its subsidiaries; (ii) each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan (as defined in Section 3(1) of ERISA) established or maintained by the Company and its subsidiaries is in compliance with the currently applicable provisions of ERISA; (iv) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any pension plan excluding transactions effected pursuant to a statutory or administrative exemption; and (v) none of the Company and its subsidiaries has incurred or, except as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA (other than contributions to pension plans or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default), except, in each case with respect to clauses (i) through (v) hereof, as would not reasonably be expected to have a Material Adverse Effect.

(aa)                          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is accumulated and communicated to the principal executive officer and the principal financial officer.

(bb)                          Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, its board of directors and audit committee has knowledge of any material weaknesses in the Company’s internal controls over financial reporting.

(cc)                            eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)                          Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

(ee)                            No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift or entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated, is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act, in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful payment or unlawful benefit.  The Company and its subsidiaries have conducted their businesses in compliance with anti-corruption laws applicable to the Company or any of its subsidiaries and have instituted, maintain and enforce policies and procedures designed to promote and ensure continued compliance with all anti-bribery and anti-corruption laws applicable to the Company or any of its subsidiaries.

(ff)                              Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times during the past five years in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)                            No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is, or is owned or controlled by a Person that is, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”), nor (ii) currently located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh)                          No Restrictions on Subsidiaries.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ii)                                  No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)                                No Registration Rights.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(kk)                          No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll)                                  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)                  Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn)                          Sarbanes-Oxley Act. The Company has taken all necessary actions such that, upon the effectiveness of the Registration Statement, it will be in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with which the Company is required to comply as of such time.

(oo)                          Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4.                                      Representations and Warranties of the Selling Stockholders.  Each of the Selling Stockholders severally, and not jointly, represents and warrants to each Underwriter and the Company that:

(a)                                 Required Consents; Authority. Except for the Consents, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)                                 No Conflicts. None of the execution, delivery and performance of this Agreement by or on behalf of such Selling Stockholder, the sale of the Shares to be sold by such Selling Stockholder or the consummation of any other of the transactions contemplated by this Agreement or the fulfillment of the terms hereof  or thereof and the consummation of the Shareholder Transaction as defined in the Pricing Disclosure Package and the Prospectus will conflict with, result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Selling Stockholder is a party or bound or to which its property is subject; (ii) the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder or any of its properties, other than in the cases of clauses (i) and (iii), such breaches, violations, conflicts, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated hereby.

(c)                                  No Conflicts with Sanctions Laws. Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(d)                                 Title to Shares. Such Selling Stockholder has good and valid title or a valid “security entitlement” (within the meaning Section 8-102(a)(17) of the New York Uniform Commercial Code (the “UCC”)) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title or a valid “security entitlement” (within the meaning Section 8-102(a)(17) of the UCC) to the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, assuming that each Underwriter and DTC or other securities intermediary acquires its interest in the Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Shares delivered on the Closing Date or the Additional Closing Date, as the case may be, to DTC or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts (within the meaning of Section 8-501 of the UCC) of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such Shares;

for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (within the meaning of Section 8-301 of the UCC) and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its charter, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102 of the UCC) and (z) appropriate entries to the securities accounts (within the meaning of Section 8-501 of the UCC) of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)                                  No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(f)                                   Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this paragraph (f) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists only of (i) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder, before and after the offering, and (ii) the other information (excluding percentages) with respect to such Selling Stockholder which appears in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” in each case, in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (with respect to each Selling Stockholder, the “Selling Stockholder Information”).

(g)                                  Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriters.

(h)                                 Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the

Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such representations and warranties set forth in this paragraph (h) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any post-effective amendment thereto and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Selling Stockholder consists of the Selling Stockholder Information of such Selling Stockholder.

(i)                                     Tax Indemnity.  Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares by the Selling Stockholders to the Underwriters and on the execution and delivery of this Agreement.  All indemnity payments to be made by the Selling Stockholders hereunder in respect of this Section 4(j) shall be made without withholding or deduction for or on account of any present or future Republic of Korea taxes, duties or governmental shares whatsoever unless such Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, except for any net income, capital gains or franchise taxes imposed on the Underwriters by the Republic of Korea or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, such Selling Stockholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made. It is understood, however, that the Underwriters will pay any documentary, stamp, registration or similar issuance taxes payable on resale of any of the Shares by them.

(j)                                    Each Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

5.                                      Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)                                 Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request.

(b)                                 Delivery of Copies. The Company will deliver, upon written request and without charge, (i) to the Underwriters, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) (A) to each Underwriter a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) to each Underwriter and such dealers as the Underwriters may designate, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriters may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Underwriters and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriters reasonably object by written notice to the Company.

(d)                                 Notice to the Underwriters. The Company will advise the Underwriters promptly, and confirm such advice in writing, (i) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (ii) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; and (v) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and, upon reasonable request, furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and, upon reasonable request, furnish to the Underwriters and to such dealers as the Underwriters may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                   Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earnings Statement.  The Company will make generally available to its security holders and the Underwriters as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system) an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market. For a period of 30 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, other than (A) the Shares to be sold hereunder, (B) any options or other awards (including without limitation restricted stock, restricted stock units or performance stock units), or shares of Common Stock issued with respect to or in settlement of such options and other awards, granted under Company Stock Plans or otherwise in equity compensation arrangements, in each case as in effect on the date hereof and described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, with directors, officers, employees and consultants of the Company and its subsidiaries, (C) a registration statement on Form S-8, including amendments thereto, (D) the issuance of Common Stock in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a business combination or a joint venture with, another entity in connection with such business combination or such acquisition by the Company or any of its subsidiaries of such entity, provided that the aggregate number of shares issued or issuable pursuant to this clause (D) does not exceed 10% of the number of shares of Common Stock outstanding immediately after the offering of the Shares pursuant to this Agreement and prior to such issuance each recipient of any such securities shall execute and deliver to the Underwriters an agreement substantially in the form of Exhibit A hereto and (E) any shares of Common Stock issued upon the exercise of or in settlement of options or other awards (including without limitation restricted stock, restricted stock units, performance stock units or equity appreciation rights) granted under Company Stock Plans or otherwise in equity compensation arrangements described in clause (B) above.

(i)                                     No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(j)                                    Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(k)                                 Reports. During a period of two years from the effective date of the Registration Statement, the Company will furnish to the Underwriters, as soon as they are available, copies of all reports or other communications (financial or other) furnished to all holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)                                     Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.                                      Further Agreements of the Selling Stockholders.

Each of the Selling Stockholders, severally and not jointly, covenants and agrees with each Underwriter that:

(a)                                 No Stabilization. Such Selling Stockholder will not take, directly or indirectly any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(b)                                 Tax Form. Such Selling Stockholder will deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof).

7.                                      Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)                                 It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not included in the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show approved in advance by the Company), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.                                      Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder in all material respects and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)                                 Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, with possible negative implications, its rating of any such debt securities or preferred stock.

(d)                                 No Material Adverse Change. Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Underwriters is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Officers’ Certificate. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Underwriters confirming (i) that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations and warranties of the Company set forth in Sections 3(b) and 3(g) hereof are true and correct, (ii) that the other representations and warranties of the Company in this Agreement are true and correct, (iii) that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date in all material respects, as the case may be, and (iv) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate signed by an authorized person of each of the Selling Stockholders, (i) confirming that the representations and warranties of such Selling Stockholder in this Agreement are true and correct and (ii) confirming that such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on such Selling Stockholder’s part to be performed or satisfied hereunder at or prior to such Closing Date in all material respects.

(f)                                   Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Company. Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex B-1 hereto.

(h)                                 Opinion of Counsel for the Selling Stockholders.  (i) McDermott Will & Emery LLP, U.S. federal counsel for the Selling Stockholders, , shall have furnished to the Underwriters, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex B-2, and (ii) Shin & Kim, South Korean counsel for the Selling Stockholders, shall have furnished to the Underwriters, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex B-3 hereto.

(i)                                     Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the

Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)                                    Good Standing. The Underwriters shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in Delaware and its good standing as a foreign entity in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)                                 Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(l)                                     Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Underwriters and the persons and entities named in Schedule 3 hereto, including the stockholders, executive officers and the directors of the Company, relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m)                             Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Underwriters such further certificates and documents as the Underwriters may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters and the Selling Stockholders by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, selling agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Stockholder, its affiliates, partners, members, directors and officers and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary

Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (i) any information relating to any Underwriter or Selling Stockholder, as applicable, furnished to the Company in writing by such Underwriter expressly for use therein or such Selling Stockholder, as applicable, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below and that the only such information furnished by a Selling Stockholder consists of the Selling Stockholder Information relating to such Selling Stockholder and (ii) any information relating to any Selling Stockholder furnished to the Company in writing by and on behalf of such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholders consists of the Selling Stockholder Information.

(b)                                 Indemnification of the Underwriters and the Company by the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Stockholder hereunder, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, selling agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, its directors, its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but, with respect to each Selling Stockholder only with respect to any losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Stockholder furnished to the Company in writing by and on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the Selling Stockholder Information relating to such Selling Stockholder; provided, however, that the Selling Stockholders shall not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (c) below; and provided, further, that any liability under this paragraph of each Selling Stockholder shall in no event exceed an amount equal to the aggregate gross proceeds after underwriting commissions and discounts (the “Selling Stockholder Net Proceeds”), but before expenses, received by such Selling Stockholder from the sale of Shares sold by such Selling Stockholder hereunder.

(c)                                  Indemnification of the Company and the Selling Stockholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of the Selling Stockholders and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, road show, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter: [(i) the concession figure appearing in the third paragraph under the caption “Underwriting” and (ii) the information contained  under the caption “Underwriting —Price Stabilization and Short Positions” relating to distributions, price stabilization, short positions and penalty bids].

(d)                                 Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a), (b) or (c) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a), (b) or (c) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall be entitled to participate therein, and to the extent it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred and, after notice from the Indemnifying Person to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Person shall not be liable to such Indemnified Person under paragraphs (a), (b) or (c) above, as the case may be, for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the immediately foregoing sentence, in any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed promptly. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Underwriters and any such separate firm for the Company, its directors, its officers who signed the Registration Statement, its affiliates and any persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Company and any such separate firm for the Selling Stockholders and any persons who control such Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be designated in writing by the Selling Stockholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)                                  Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the Selling Stockholder Net Proceeds (before deducting expenses) received by each such Selling Stockholder from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred and documented by such Indemnified Person in connection with investigating or defending against any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything contained herein, the liability under this Section 9 of each Selling Stockholder shall be several and not joint and, in no event exceed an amount equal to its respective Selling Stockholder Net Proceeds (before expenses). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(g)                                  Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                               Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11.          Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by written notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended on or by any of the New York Stock Exchange or NASDAQ; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.          [Defaulting Underwriter.

(a)           If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of

Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares and the Selling Stockholders to sell the Shares, on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or any Selling Stockholder, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.]

13.          Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Underwriters related thereto in an amount not to exceed $10,000); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the reasonable fees and expenses of counsel for the Underwriters related thereto in an amount not to exceed $40,000); (viii) all expenses incurred in connection with any “road show” presentation to potential investors; provided, however, that 50% of the third party costs of any private aircraft chartered in connection with such road show, will be paid by the Underwriters (with the Company being responsible for the remaining 50%); provided further, that each party shall pay all of the travel and lodging expenses incurred by them in connection with such road show (other than the third party costs of any private aircraft, which shall be paid for in accordance with the foregoing provisions of this clause (viii)); and (ix) all expenses and application fees related to the listing of the Shares on the Exchange.

(b)           If (i) this Agreement is terminated pursuant to clause (ii) of Section 11, (ii) the Selling Stockholders for any reason fail to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than as a result of the circumstances set forth in clause (i), (iii), (iv) or (v) of Section 11), the Company agrees to reimburse the Underwriters (other than a defaulting Underwriter) for all out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) reasonably incurred and documented by the Underwriters in connection with this Agreement and the offering contemplated hereby.

14.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.          Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

16.          Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

17.          Miscellaneous.

(a)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Underwriters c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York, 10036, Attention Equity Syndicate Desk, with a copy to the Legal Department; and c/o Nomura Securities International, Inc., 309 West 49th Street, New York, New York, 10019, Attention Equity Syndicate Desk, with a copy to the Legal Department; notices to the Company shall be given to Joseph J. Nauman, Executive Vice President, Chief Legal and Administrative Officer and Secretary, 333 Bridge Street, Fairhaven, Massachusetts 02719 (fax:(508) 979-3092), with a copy to Roxane Reardon,

Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017; notices to the Selling Stockholders, if any, shall be given to Jung-Hun Ryu, Chief Executive Officer, c/o Mirae Asset Global Investments, 13F Tower1. 33 Jongno, Jongno-gu, Seoul, Korea  03159 (fax: +82-2-3774-6625), Attention: Jung-Hun Ryu and Sung Woo Ahn with a copy to Paul Kim, Esq., McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(b)           USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)           Judgment Currency. Each party hereto agrees to indemnify the other party, its directors, officers, affiliates and each person, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by an indemnified person as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of each party hereto and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)           Waiver of Immunity. To the extent that any party hereto has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Republic of Korea, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, each party hereto hereby irrevocably waives such immunity in respect of their obligations under this Agreement to the fullest extent permitted by applicable law.

(f)            Submission to Jurisdiction. Each party hereto hereby submits to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the

City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment. The Selling Stockholders irrevocably appoint CT Corporation System, located  at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Selling Stockholders by the person serving the same to the address provided in this Section 17(f), shall be deemed in every respect effective service of process upon the Selling Shareholders in any such suit or proceeding.  The Selling Stockholders hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Selling Stockholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(g)           Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(h)           Amendments or Waivers. This Agreement may not be amended or modified unless in writing by all the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

(i)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j)            General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ACUSHNET HOLDINGS CORP.

By:
Name
Title:

ODIN 3, LLC

By:
Name:
Title:

ODIN 4, LLC

By:
Name:
Title:

Accepted: As of the date first written above

Morgan Stanley & Co. LLC

By:
Name:
Title:

Nomura Securities International, Inc.

By:
Name:
Title:

Schedule 1

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	[ • ]
Nomura Securities International, Inc.	[ • ]
Total

Schedule 2

Selling Stockholders:	Number of Underwritten Shares:(1)	Number of Option Shares:
Odin 3, LLC
Odin 4, LLC
Total

Schedule 3

Magnus Holdings Co. Ltd.

Odin 3, LLC

Odin 4, LLC

Walter R. Uihlein

David Eugene Maher

Mary Lou Bohn

Steven Francis Pelisek

Christopher AaronLindner

John (Jay) Duke, Jr.

William C. Burke

Dennis D. Doherty

Joseph John Nauman

Yoon Soo (Gene) Yoon

Jennifer O. Estabrook

Norman Harold Wesley

Gregory Allen Hewett

Christopher Thomas Metz

Sean Stephen Sullivan

Steven Howard Tishman

David Paul Valcourt

Korea Investment & Securities Co., Ltd.

Annex A

a.  Free Writing Prospectus

None.

b.  Pricing Information Provided Orally by Underwriters

The offering price per share is $[ • ].

The number of shares to be purchased by the Underwriters is [ • ]

The number of additional shares to be sold by the Selling Stockholders at the option of the Underwriters is up to [ • ].

Annex B-1

[Form of Opinion of Counsel for the Company]

Annex B-2

[Form of Opinion of MWE as counsel for the Selling Stockholders]

Annex B-3

[Form of Opinion of Shin & Kim as counsel for certain of the Selling Stockholders]

Exhibit A

FORM OF LOCK-UP AGREEMENT

November   , 2017

[                                          ]

As Representatives of the

several Underwriters listed

in Schedule 1 to the Underwriting

Agreement referred to below

[                                          ]

Re:          Acushnet Holdings Corp. Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters (the “Representatives”),  propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Acushnet Holdings Corp., a Delaware corporation (the “Company”), and the Selling Shareholder listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, par value $0.001 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and sell the Securities in the Public Offering, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, during the period ending 30 days after the date of the final Prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Undersigned’s Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Undersigned’s Securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of the Undersigned’s Securities, in each case other than (A) the Securities (if any) to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of the Undersigned’s Securities as a bona fide gift or gifts, (C) transfers to any trust, corporation, partnership, limited liability company or other business entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (D) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or (ii) distributions of the Undersigned’s Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned, (E) if the undersigned is a trust, transfers to the beneficiary of such trust, (F) transfers by testate succession or intestate succession, (G) transfers to any immediate family member or any investment fund or other entity controlled or managed by the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company, or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned), (H) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (B) through (G), (I) transfers to the Company in connection with, and to the extent necessary to fund, the payment of taxes due with respect to the vesting of restricted stock, restricted stock units, performance stock units, equity appreciation rights or similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to the Company’s equity incentive plans, provided that if the undersigned is required to file a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), related thereto during the Lock-Up Period, such report shall include a statement to the effect that the filing relates to the satisfaction of tax withholding obligations in connection with the vesting of such equity awards, (J) sales or other transfers of the Undersigned’s Securities acquired by the undersigned in open market transactions after completion of the Public Offering, (K) tenders, sales or other transfers of the Undersigned’s Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, made to all holders of Common Stock involving a Change of Control (as defined below) after the completion of the Public Offering, provided that in the event that the tender offer, merger, consolidation or other such transaction is not consummated, the Undersigned’s Securities shall remain subject to the restrictions set forth herein, (L) transfers of the Undersigned’s Securities by operation of law or pursuant to an order of a court or regulatory agency or (M) transfers pursuant to a domestic order, divorce settlement, divorce decree, or separation agreement; provided that in the case of any transfer or distribution pursuant to clauses (B) through (H), (i) such transfer shall not involve a disposition for value, (ii) each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this letter agreement (“Letter Agreement”), and (iii) if the undersigned is required to file a report under the Exchange Act, the undersigned shall include statement in such report to the effect that the filing relates to the sale, transfer, distribution, bona fide gift or other disposition of shares of Common Stock, as applicable, or any security convertible into Common Stock to one or more affiliates, subsidiaries, trusts, partners (if a partnership), beneficiaries, members (if a limited liability company) or stockholders of the undersigned or to any investment fund or other entity controlled by or under common control with the undersigned or to an immediate family member or entity for the direct or indirect benefit of the undersigned or any immediate family member, as applicable, or by testate or intestate succession, or to a nominee or custodian; provided, further, in the case of clause (J), that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer during the Lock-Up Period and in the case of clause (L) and (M), if the undersigned is required to file a report under the Exchange Act related thereto during the Lock-Up Period, such report shall disclose that such transfer was pursuant to operation of law, an order of a court or regulatory agency or domestic order.  For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin and “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

In addition, the foregoing restrictions shall not apply to [(i) pledges of shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to the requirements of one or more credit agreements entered into by the undersigned (the “Pledged Shares”); provided that the pledgee shall (x) if such pledge is in existence prior to the date hereof, execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement upon receipt of such shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any exercise of its rights in respect of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to the terms of such credit agreement and (y) if such pledge occurs on or after the date hereof, execute and deliver to the Representatives a lock-up agreement in the form of this Letter Agreement at the time such pledge is granted; provided, further, that, for the avoidance of doubt, upon the exercise of remedies and foreclosure of the Pledged Shares by the pledgee pursuant to the terms of such credit agreement as a result of an event of default thereunder, the undersigned may transfer, directly or indirectly, its Pledged Shares to the pledgee](1) , (ii) the exercise of stock options granted pursuant to the Company’s equity incentive plans described in the Prospectus, including the “net” or “cashless” exercise of such options and the surrender of the Undersigned’s Securities in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, and, provided, further, that if the undersigned is required to file a report under the Exchange Act related thereto, such report shall include a statement, if applicable, to the effect that the filing relates to the “net” or “cashless” exercise of options to purchase shares of Common Stock for the purpose of exercising such options, including, if applicable, the payment of taxes due as a result of such exercise, (iii) the establishment of any contract, instruction or Plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and to the extent a public announcement or filing with the Commission or other regulatory

(1)  NTD: Clause (i) shall only be applicable for the Fila lockup agreement.

authority in respect thereof or transactions thereunder or contemplated thereby, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Plan, such announcement or filing shall include a statement to the effect that no sales of Common Stock may be made under such Plan prior to the expiration of the Lock-Up Period, (iv) the vesting of restricted stock, restricted stock units, performance stock units, equity appreciation rights or similar rights to purchase Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided that the foregoing restrictions shall apply to any of the Undersigned’s Securities received upon such exercise, conversion, exchange or vesting or (v) any demands or requests for, the exercise of any right with respect to, or the taking of any action in preparation of, the registration by the Company under the Securities Act of the Undersigned’s Securities pursuant to that certain registration rights agreement as described in the Prospectus; provided that no transfer of the Undersigned’s Securities registered pursuant to the exercise of any such right and no registration statement shall be filed under the Securities Act with respect to any of the Undersigned’s Securities during the Lock-Up Period; provided, further, that no filing by any party under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such exercise of any such right.

[Notwithstanding anything to contrary herein, this Letter Agreement shall only become effective upon the undersigned becoming a beneficial owner (as defined under Rule 13d-3 of the Exchange Act) of the Securities pledged (the “Pledged Securities”) to it during the Lock-up Period  pursuant  to the requirements of one or more credit agreements entered into by the undersigned and [FILA] , and prior to such occurrence, this Letter Agreement shall not be binding upon the undersigned in any respect.](2)

[For purposes of this Agreement, each of the following persons is a “Major Holder”: each record or beneficial owner of shares representing more than 5% (aggregating ownership of affiliates) of the shares of any individual class of capital stock of the Company outstanding immediately prior to the Public Offering.

If any Major Holder that has executed a lock-up letter in the form of this Letter Agreement (other than the undersigned) is granted an early release of the restrictions described herein during the Lock-Up Period with respect to any percentage of shares held by such Major Holder, then, if the undersigned is a Major Holder, the same percentage of the Undersigned’s Securities shall automatically be deemed to be released from the restrictions of this Letter Agreement on the same terms; provided, however, that the provisions of this paragraph shall not apply (a) if the release or waiver is granted to a Major Holder in connection with its participation in an underwritten public offering, whether or not such offering is wholly or partially a secondary offering, of shares of Common Stock pursuant to a registration statement under the Securities Act; provided that in the event of any release or waiver pursuant to this clause (a), the same percentage of the Undersigned’s Securities (determined as set forth above) shall be released, but only for the purpose of participating in such offering and (b) unless and until the Representatives have first waived, or granted an early release of, such restrictions or similar restrictions with respect to an aggregate number of shares of Common Stock representing more

(2)  NTD: Bracketed shall only be applicable to the KIS lockup agreement.

than 1% of the Company’s total outstanding shares of Common Stock calculated as of immediately prior to the Offering and assuming conversion, exercise and exchange of all securities convertible into or exercisable or exchangeable for Common Stock; [provided, further, that for purposes of this paragraph, if the pledgor of the Pledged Securities is deemed a Major Holder, upon  the undersigned becoming the beneficial owner of the Pledged Securities, the undersigned shall be deemed a “Major Holder” for purposes of this paragraph](3).]

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, or heir of the undersigned.

The undersigned understands that, if (i) the Company notifies the Underwriters that it does not intend to proceed with the Public Offering prior to the execution of the Underwriting Agreement, (ii) the Representatives, on behalf of the Underwriters, notify the Company that the Underwriters do not intend to proceed with the Public Offering, (iii) the Underwriting Agreement has not been executed on or before December 31, 2017, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) the Registration Statement is withdrawn by the Company prior to the completion of the Public Offering, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof. Any action brought in connection with this Letter Agreement shall be brought in the federal or state courts located in the Borough of Manhattan in the City of New York, and the parties hereby irrevocably consent to the jurisdiction of such courts and waive any objections as to venue or inconvenient forum.

[Remainder of page intentionally left blank]

(3)  NTD: Bracketed shall only be applicable to the KIS lockup agreement.

Very truly yours,

Name of Shareholder (Print exact name)

By:
Signature

If signing on behalf of an entity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)